SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
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[_]  Definitive Additional Materials

OIL-DRI CORPORATION OF AMERICA
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 31, 2007

Dear Stockholder:

     The Board of Directors and all of us on the management team cordially invite you to attend the 2007 Annual Meeting of Stockholders on December 4, 2007, at 9:00 a.m., local time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, 60604-3802.

     The matters expected to be acted on in the meeting are described in the attached Proxy Statement. We are recommending a slate of eight directors for re-election. Their biographies appear in the Proxy Statement. In addition, we ask that you ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending July 31, 2008. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for fiscal year 2007. We encourage you to read the Form 10-K. It includes information on our operations, markets, products and services, as well as our audited financial statements.

     Immediately following adjournment of the annual meeting, we will review the results of the past year and look at some of the potential opportunities which lie ahead.

     We look forward to seeing you at the annual meeting. Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by Internet, by telephone or by mailing your proxy card in the enclosed envelope provided for this purpose.

Sincerely,

DANIEL S. JAFFEE
President and Chief Executive Officer

Table of Contents

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	i
Commonly Asked Questions and Answers About the Proxy Statement and the Annual Meeting	1
PROPOSALS	5
1. Election of Directors	5
2. Ratification of Appointment of Independent Auditor	8
3. Other Matters	9
CORPORATE GOVERNANCE MATTERS	10
Controlled Company Status	10
Director Independence	10
Executive Sessions of Non-Management Directors	10
Board of Directors Committee Membership and Meetings	11
Compensation Committee Interlocks and Insider Participation	12
Director Nominations	13
Communication with the Board of Directors	14
Compensation of Directors	14
Corporate Governance	16
Certain Relationships and Related Party Transactions	16
Report of the Audit Committee of the Board of Directors	17
EXECUTIVE OFFICERS OF OIL-DRI	19
EXECUTIVE COMPENSATION	20
Report of the Compensation Committee of the Board of Directors	20
Compensation Discussion and Analysis	20
Tax and Accounting Implications	27
Summary Compensation Table	28
All Other Compensation Table	29
Grants of Plan-Based Awards during Fiscal Year 2007	30
Outstanding Equity Awards at Fiscal 2007 Year-End	31
Option Exercises and Stock Vested for Fiscal 2007	32
Pension Benefits for Fiscal 2007	32
Nonqualified Deferred Compensation for Fiscal 2007	34
Equity Compensation Plans	35
Benefits upon Termination or Change in Control	36
STOCK OWNERSHIP	38
Principal Stockholders	38
Security Ownership of Management	41
Section 16(a) Beneficial Ownership Reporting Compliance	42

OIL-DRI CORPORATION OF AMERICA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 4, 2007

To the Stockholders of
Oil-Dri Corporation of America:

      The 2007 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation, will be held at 9:00 a.m. local time, on December 4, 2007, at The Standard Club, located at 320 South Plymouth Court, Chicago, Illinois, 60604-3802.

      The meeting will be held for the following purposes:

1.	To elect eight directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending July 31, 2008; and

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

      The Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 10, 2007, are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

      Your vote is very important. Whether or not you intend to be present at the meeting, you are encouraged to vote. Please follow the instructions on the enclosed proxy card for voting by Internet, telephone or mail.

      For further information relating to the meeting, please see the following pages.

By Order of the Board of Directors,

CHARLES P. BRISSMAN
Secretary

Chicago, Illinois
October 31, 2007

i

OIL-DRI CORPORATION OF AMERICA

410 North Michigan Avenue
Suite 400
Chicago, Illinois 60611-4213
______________

PROXY STATEMENT
______________

GENERAL

      We are mailing you this Proxy Statement and the accompanying proxy for the first time on or about October 31, 2007. The Board of Directors is soliciting your vote to use at the 2007 Annual Meeting of Stockholders, notice of which accompanies this Proxy Statement, and at any adjournment of the meeting. Whenever we refer in the Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from an adjournment of the Annual Meeting.

Commonly Asked Questions and Answers About the Proxy Statement and the
Annual Meeting

1. Who is entitled to vote at the 2007 Annual Meeting?

Oil-Dri’s Board of Directors has established the close of business on October 10, 2007, as the record date for the 2007 Annual Meeting of Stockholders. Only stockholders of record at the close of business on the record date are entitled to receive this notice and to vote at the 2007 Annual Meeting.

Holders of Common Stock are entitled to one vote per share and holders of Class B Stock are entitled to 10 votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class (except that any amendment to our Certificate of Incorporation changing the number of authorized shares or adversely affecting the rights of Common Stock or Class B Stock requires the separate approval of the affected class as well as the approval of both classes voting together). Holders of Class B Stock are entitled to convert any and all of such stock into Common Stock on a share-for-share basis at any time and are subject to mandatory conversion under certain circumstances. As of the record date, 5,019,595 shares of Common Stock and 1,909,797 shares of Class B Stock were outstanding.

2. What proposals are being voted on at the 2007 Annual Meeting?

Stockholders are being asked to vote upon the following items of business at the 2007 Annual Meeting:

1.	the election of eight directors, each to hold office for a one-year term ending at our 2008 Annual Meeting;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending July 31, 2008;

and to transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received prior to the deadline specified in our Amended and Restated By-Laws, so no such matters may be brought to a vote at the Annual Meeting.

3. What are the voting recommendations of Oil-Dri’s Board of Directors?

Oil-Dri’s Board of Directors recommends that you vote your shares as follows:

  ‘‘FOR’’ the election of each of the eight nominees to the Board;

  ‘‘FOR’’ the ratification of the appointment of PricewaterhouseCoopers LLP as Oil-Dri’s independent auditor for the fiscal year ending July 31, 2008.

4. How do I cast my vote?

You may vote in several different ways:

In person at the 2007 Annual Meeting

You may vote in person at the 2007 Annual Meeting. You may also be represented by another person at the meeting by executing a proxy properly designating that person. If you are the beneficial owner of shares held in ‘‘street name,’’ you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the Inspector of Election with your ballot to be able to vote at the meeting.

By mail

You may vote by completing, signing, dating and returning the enclosed proxy card(s) in the postage-paid envelope we have provided.

By telephone

You may vote by calling one of the telephone numbers on your proxy card. Please have your proxy card handy when you call and use any touch-tone phone to transmit your voting instructions.

By Internet

You may vote using the Internet by submitting your voting instructions at www.proxyvote.com. You should have your proxy card handy when you go online. If you vote on the Internet, you may also request electronic delivery of future proxy materials.

Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern Time on December 3, 2007. The availability of telephone and Internet voting for beneficial owners of shares held in ‘‘street name’’ will depend on your broker, bank or other holder of record. We recommend that you follow the voting instructions on the materials you receive from that entity.

Unless you decide to change your vote, use only one method to send us your vote. If you vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the 2007 Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

If no contrary instruction is indicated in the proxy, each proxy will be voted “FOR” the election of the eight nominees named below to the Board of Directors and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending July 31, 2008. In their discretion, the named proxy holders are authorized to vote on any other matters that may properly come before the Annual Meeting.

5. Can I change my vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting.

You may do this by:

  voting again on the Internet or by telephone prior to the meeting;

  signing another proxy card with a later date and mailing it to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, prior to the meeting; or

  attending the meeting in person and delivering your proxy or casting a ballot.

6. What constitutes a quorum at the 2007 Annual Meeting?

A majority of all outstanding shares of Common Stock and Class B Stock entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

7. How many votes are needed to approve the proposals?

A director may only be elected by a plurality of votes cast. Accordingly, we count proxies and ballots marked for all nominees listed (including executed proxies not marked regarding the election of directors, which will be voted for all listed nominees), or those voting for some, but not all nominees that specify votes withheld for one or more designated nominees to determine the total number of votes cast for each nominee. The eight nominees who receive the largest number of votes are elected. Abstentions and broker non-votes have no effect on the outcome of the election of directors. An affirmative majority of the votes present at the meeting or represented by proxy is necessary for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor. Any abstention by those present or represented by proxy has the same legal effect as a vote against ratification. Broker non-votes regarding the ratification of the appointment of our independent auditor are deemed not to have been entitled to vote at the meeting and therefore will have no effect on the outcome.

8. Who will count the vote?

We have retained Broadridge Financial Solutions, Inc., formerly named ADP Investor Communication Services, to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual stockholders are kept confidential from the Company’s management and directors. Only Broadridge, as the proxy solicitor, proxy tabulator and Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

9. Where can I find the voting results of the 2007 Annual Meeting?

We intend to announce preliminary voting results at the 2007 Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the fiscal quarter ending January 31, 2008.

10. How does a stockholder propose actions for consideration at next year’s annual meeting of stockholders?

For your proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive your written proposal no later than July 3, 2008. Your proposal should be addressed to the Corporate Secretary, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. In addition, be aware that your proposal must comply with Securities and Exchange Commission (“SEC”) regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials and other applicable laws. Although the Board will consider all proposals, it has the right to omit any proposals it is not required to include.

Similarly, in order for you to raise a proposal (including director nominations) at next year’s meeting that will not be included in our proxy statement, we must receive written notice of the proposal between July 3, 2008 and August 2, 2008 (assuming such meeting is not more than 30 days from December 4, 2008). All such proposals should be addressed to: the Corporate Secretary, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. In addition, the notice must satisfy all of the requirements set forth in our Amended and Restated By-Laws and applicable laws.

11. Can I receive future proxy solicitations on-line?

Yes, you can consent to receiving all future Proxy Statements and Annual Reports via e-mail or the Internet. If you choose this option, you will not receive paper copies of these stockholder communications in the mail. To sign up for electronic delivery, follow the instructions on the enclosed proxy card under the heading: ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS to indicate that you agree to receive or access stockholder communications electronically in future years. If you hold your stock in the Company through a broker, bank or other holder of record, contact that entity for information as to whether and how you can elect electronic delivery.

12. Who may solicit proxies?

Our directors, officers and employees may solicit proxies on behalf of the Board via mail, telephone, facsimile, electronic communications and personal contact. Our directors, officers and employees will receive no additional compensation for soliciting proxies.

13. Who pays for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to beneficial stockholders.

14. Why did I receive more than one package of proxy materials?

This means that you have multiple accounts holding Oil-Dri shares. These may include accounts with our transfer agent, Computershare Investor Services, and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

15. What if I have additional questions not addressed here?

You may call Investor Relations at 312-706-3232 or e-mail Investor Relations at info@oildri.com.

PROPOSALS

1. Election of Directors

     The Company proposes that the following eight individuals be elected to our Board of Directors. Each nominee currently serves as a director. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS.

Richard M. Jaffee               Age 71               Director since 1958
Chairman of the Board of the Company

Mr. Jaffee received a degree from the University of Wisconsin School of Business in 1957 and earned his CPA certificate in that same year. He worked briefly for the public accounting firm of Touche Niven, et al. After service as an officer in the United States Army, he joined the Company in 1958, becoming its president in 1960, a position he held until 1995. He served as Chief Executive Officer of the Company from 1962 until 1997. Mr. Jaffee retired as an employee of the Company in 2001. He has served as Chairman of the Board of the Company since 1962. Mr. Jaffee served as director of Harris Financial Corp., a subsidiary of Bank of Montreal, until his retirement from the board in May 2006. Harris Financial Corp. provides banking and related services to the Company on customary terms. Mr. Jaffee is a member of the advisory board of Gold Eagle Corporation. He is a trustee, vice chairman and a member of the executive and finance committees of Rush University Medical Center; and a trustee and member of the executive committee of the Illinois Institute of Technology. In addition, Mr. Jaffee is a trustee of the Chicago Museum of Science and Industry and the Chicago History Museum. Mr. Jaffee is also a member of the Advisory Council on Agriculture, Small Business and Labor for the Federal Reserve Bank of Chicago. Mr. Jaffee received an honorary Doctor of Human Letters degree from the Illinois Institute of Technology in 2001. In March 2005, Mr. Jaffee was appointed to the SEC Advisory Committee on Smaller Public Companies, which was established to examine the impact of the Sarbanes-Oxley Act and other aspects of the federal securities laws on smaller companies.

Daniel S. Jaffee                   Age 43               Director since 1992
President and Chief Executive Officer of the Company

Mr. Jaffee graduated from Georgetown University in 1986. Mr. Jaffee joined the Company in 1987, after a year with Price Waterhouse. He was a product manager in the Industrial and Agricultural divisions of the Company until 1989. In 1990, he became Chief Financial Officer of the Company, a position he held until 1995. From 1990 to 1995, he held group vice presidential positions in the areas of Canadian and domestic operations, finance, management information systems and consumer products. Mr. Jaffee became President of the Company in 1995, and Chief Executive Officer in 1997. He was Chief Operating Officer from 1995 to 1997. Mr. Jaffee received an M.B.A. from the Kellogg Graduate School of Management of Northwestern University in 2004. Mr. Jaffee’s civic activities include the Anti-Cruelty Society of Chicago, of which he is the chairman of the board of directors, and the Chicago Foundation for Education.

J. Steven Cole                     Age 73               Director since 1981
President, Cole and Associates

Mr. Cole graduated from the University of Wisconsin in 1957. After serving as an officer in the United States Army, he received a master’s degree from the American Graduate School for International Business following graduate studies at the University of Michigan. He began his career at Abbott Laboratories in 1962. Later, he joined G.D. Searle and Company, where he became Vice President of the Asian and Canadian Divisions, a position he held until 1986. In 1986, Mr. Cole joined A.H. Robins Company, where he was a senior vice president responsible for all international operations until 1990. In 1990, he joined SAV-A-LIFE Systems, Inc., a firm selling specialty products to the dental and medical professions, where he served as President until 1994 and then Chairman of the Board until 2000. In 1990, Mr. Cole also became president of Cole and Associates, an international consulting firm. Mr. Cole is also a director of Aculux, Inc. He serves on the board of Beat-The-Streets, an organization providing opportunity and direction to under-privileged youth.

Arnold W. Donald              Age 52               Director since 1997
President and Chief Executive Officer, Juvenile Diabetes Research Foundation International

Mr. Donald received a B.A. degree in economics from Carleton College in 1976, earned a B.S. degree in mechanical engineering from Washington University in St. Louis in 1977, and an M.B.A. from the University of Chicago Graduate School of Business in 1980. Mr. Donald joined Monsanto Company in 1977, and became President of Monsanto’s Agricultural Group in 1995. In 1998, he was named Corporate Senior Vice President, and in 1999, he also assumed the position of President, Nutrition and Consumer Sector. He served in these positions until 2000, when he became Chairman and Chief Executive Officer of Merisant Company, whose products include tabletop sweeteners. He served as CEO of Merisant until July 2003 and Chairman until May 2005. In January 2006, Mr. Donald assumed the position of President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International. Mr. Donald serves on the non-profit boards of Carleton College, Washington University, Dillard University, Barnes-Jewish Hospital, Opera Theatre of St. Louis, St. Louis Art Museum, and the St. Louis Science Center. Mr. Donald also serves as a director of Carnival Corporation, The Scotts Company, Crown Holdings Inc., DHR International, The Laclede Group, Merisant Company and Atlas Holdings. In 1998, Mr. Donald was appointed by President Clinton to serve on the President’s Export Council for international trade for a five-year term; he was reappointed by President Bush to a second term in February 2003.

Joseph C. Miller                     Age 65               Director since 1989
Vice Chairman of the Board of the Company
Independent Consultant

Mr. Miller graduated from the West Virginia University School of Business in 1964. After serving as an officer in the United States Army, he joined Republic Steel Corporation in 1966. Mr. Miller served as president of Lowes, Inc., Inland Distributing and Whiteford Transportation Systems. He joined the Company in 1989 as Vice President of Corporate Planning and Marketing. He served as Group Vice President for Sales, Marketing and Distribution from 1990 to 1993. Mr. Miller was Senior Vice President for the Consumer, Industrial & Environmental and Transportation Groups of the Company from 1993 to 1995. He became Vice Chairman of the Board in 1995. Mr. Miller served as an employee of the Company until 2000, when he became an independent consultant specializing in strategic planning. Mr. Miller is a director of Prandium, Inc. and a member of the board of advisors of Powell Kleinschmidt, Global Access Point, Deluxe Sheet Metal, Inc. and Union Station Properties.

Michael A. Nemeroff               Age 44               Director since 2006
President, Vedder, Price, Kaufman & Kammholz, P.C.

Mr. Nemeroff received a bachelor’s degree from the State University of New York at Binghampton and earned a J.D. from the National Law Center of George Washington University in 1988. He joined the law firm of Vedder, Price, Kaufman & Kammholz, P.C. (“Vedder Price”) in 1988 and has been the Chairman of the firm’s Finance & Transaction Group and an equity partner since 1995. Since 1998, he has served on the firm’s Board of Directors. Since 2005, Mr. Nemeroff has served as President of Vedder Price and a member of the Executive Committee of the firm’s Board of Directors. Vedder Price serves as a counsel to the Company. Mr. Nemeroff serves as a legal advisor to the G100, an elite international organization of leading Chief Executive Officers from Fortune 500 publicly traded corporations. He also serves on the Board of Directors of Chicago Children’s Choir, a not-for-profit organization making a difference in the lives of children through musical excellence.

Allan H. Selig               Age 73               Director since 1969
Commissioner of Major League Baseball
President and Chairman of the Board, Selig Lease Company

Mr. Selig received a bachelor’s degree from the University of Wisconsin in 1956. After two years in the United States Army, Mr. Selig joined Selig Ford, Inc. He served as president of Selig Ford (which became Selig Chevrolet in 1982) from 1959 until 1990. Since 1970 he has served as Chairman of the Board and President of Selig Lease Company. Mr. Selig became President and Chief Executive Officer of the Milwaukee Brewers Baseball Club, Inc. in 1970 and served in that capacity until 1998 when he was elected to the position of Commissioner of Major League Baseball. He also served as Chairman of the Executive Council of Major League Baseball from 1992 to 1998. Mr. Selig is a director of Marcus Corporation and a director emeritus of the Green Bay Packers. In addition, he is a director of the Greater Milwaukee Committee and the Milwaukee Club and a trustee of the Boys and Girls Clubs of Greater Milwaukee. He is a founder and vice chairman of Athletes for Youth and co-founder of the Child Abuse Prevention Fund.

Paul E. Suckow               Age 60               Director since 2005
Business Fellow and Adjunct Professor, Finance and Economics, Villanova University

Mr. Suckow received a B.S. degree in economics from Bradley University in 1969 and earned an M.B.A. with a concentration in finance from Western Illinois University in 1973. He began his career in finance in 1973 with American National Insurance Company as a securities analyst. In 1975, he became a trust investment officer with First Hutchings-Sealy National Bank. From 1978 to 1981, he was Vice President, Investments, for Sun Insurance Services and from 1981 to 1985 Vice President and Portfolio Manager for Delaware Investment Advisers. From 1985 to 1992, Mr. Suckow was Executive Vice President and Director of Fixed Income Securities for Oppenheimer Management Corporation and from 1993 to 1999 he served as Executive Vice President and Chief Investment Officer-Fixed Income for Delaware Investment Advisers, Inc. In 1999, he retired from the investment management industry and began a teaching career as a business fellow and adjunct professor of finance and economics at Villanova University. Mr. Suckow is a director of Prandium, Inc. Since 1978, he has been a Chartered Financial Analyst (CFA) and is a member of the CFA Institute.

2. Ratification of Appointment of Independent Auditor

     The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending July 31, 2008, and has further directed that we submit the appointment of the independent auditor for ratification by the stockholders at the 2007 Annual Meeting. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal year ended July 31, 2007. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2007 Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor is not required by the Company’s Amended and Restated By-Laws or otherwise; however, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of responsible corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR.

Auditor Fees

     The aggregate fees, including expenses reimbursed, billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended July 31, 2007 and 2006, respectively, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for those fiscal years are shown below.

     The aggregate fees for professional services by PricewaterhouseCoopers LLP in the fiscal years ended July 31, 2007 and 2006, respectively, were:

Type of Fees	2007	2006
Audit fees (1)	$827,693	$304,000
Audit-related fees (2)	14,000	20,950
Tax fees (3)
Tax compliance	282,387	131,242
Tax planning	125,725	117,250
All other fees (4)	4,350	--
Total	$1,254,155	$573,442

(1)	Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees represent fees for advice on the accounting treatment of certain items and discussions of SEC rules related to those items.

(3)	Tax fees consist generally of the two categories of tax compliance and statutory filing preparation (“tax compliance”), and of tax planning and advice, both international and domestic (“tax planning”). The tax compliance services consisted primarily of the preparation of original and amended tax returns, claims for refunds, and support during any income tax audit or inquiries.

(4)	All other fees are primarily related to an equity incentive plan registration statement on SEC Form S-8.

Pre-Approval of Independent Auditor Services

     No services specifically prohibited by the Sarbanes-Oxley Act of 2002 will be provided to the Company by the independent auditor. Permitted services must be pre-approved by the Audit Committee of the Board of Directors. PricewaterhouseCoopers LLP did not render any services relating to financial information systems design and implementation for the fiscal year ended July 31, 2007. None of the services described above were approved pursuant to the de minimus exception provided by Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X.

3. Other Matters

     At this time, the Board of Directors is not aware of any matters not referred to herein that might be presented for action at the 2007 Annual Meeting; however, if any other business should come before the meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.

CORPORATE GOVERNANCE MATTERS

Controlled Company Status

     The Board of Directors has determined that the Company is a “controlled company” within the meaning of the New York Stock Exchange’s (“NYSE”) Corporate Governance Standards. This determination is based on the fact that Class B Stock having more than 50% of the aggregate voting power of our Common Stock and Class B Stock is owned by the Jaffee Investment Partnership, L. P., a Delaware limited partnership of which Richard M. Jaffee, his spouse Shirley H. Jaffee and Daniel S. Jaffee are general partners. The remaining three general partners are all children of Richard M. and Shirley H. Jaffee. Richard M. Jaffee has eight of the 20 total votes of the general partners and his spouse also has eight votes.

     As a controlled company, we are entitled to rely on exemptions from the NYSE Corporate Governance Standards that would otherwise require the Company (a) to maintain a board of directors having a majority of independent directors, (b) to maintain a nominating/corporate governance committee composed entirely of independent directors and (c) to maintain a compensation committee composed entirely of independent directors. We have elected to rely on all three of these exemptions.

Director Independence

     The Board has determined that the directors listed below are independent from our management within the meaning of the SEC’s rules and the NYSE’s Corporate Governance Standards:

J. Steven Cole	Allan H. Selig
Arnold W. Donald	Paul E. Suckow

     While the Board has not adopted any categorical standards for independence, in making these determinations the Board noted that none of Messrs. Cole, Donald, Selig and Suckow:

(a)	receives direct compensation from the Company other than director annual retainers and meeting fees paid to current directors,

(b)	has any relationship with the Company or a third party that would preclude independence under the NYSE’s Corporate Governance Standards, or

(c)	has any other material relationship with the Company and its management.

We have not made any contributions in excess of $1.0 million or 2% of our consolidated gross revenues to any tax-exempt organization in which an independent director serves as an executive officer in any of the preceding three years.

Executive Sessions of Non-Management Directors

     Non-management directors meet in executive sessions of the Board of Directors in which management directors (Messrs. Richard M. and Daniel S. Jaffee) and other members of management do not participate. These sessions are regularly scheduled for non-management directors at meetings of the Board of Directors. Under our Corporate Governance Guidelines, the chairman of the Audit Committee (currently Mr. Cole) presides at all executive sessions of non-management and independent directors unless otherwise determined by the directors attending any given executive session.

Board of Directors Committee Membership and Meetings

     As of the date of this Proxy Statement, the following Board members serve on the committees indicated below.

Name	Audit	Compensation	Executive
J. Steven Cole	X*		X
Arnold W. Donald	X
Daniel S. Jaffee			X
Richard M. Jaffee			X*
Joseph C. Miller		X
Michael A. Nemeroff		X
Allan H. Selig		X*
Paul E. Suckow	X
Number of Meetings in Fiscal 2007	4	3	0
* Chairperson

     During the fiscal year ended July 31, 2007, the Board of Directors held four meetings. During the period in which he served as director, each director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings of any Board committee on which he served.

Audit Committee

     The Audit Committee Charter sets out the duties and responsibilities of the Audit Committee. Those duties include:

  selection and appointment of the independent auditor, review of its independence and of other services provided by it, and of the fees and other arrangements regarding its services;

  review with the independent auditor and management of the scope of the audit, and of significant financial reporting issues and judgments;

  review with the independent auditor and management of the annual audited financial statements and of the quarterly financial statements and press releases;

  review with the independent auditor and management of the quality and adequacy of internal controls; and

  preparation of the report required by the rules of the SEC to be included in this Proxy Statement.

A copy of the Audit Committee Charter is available on our website at www.oildri.com and will be provided without charge to any person upon request.

     Each member of the Audit Committee meets the independence and experience requirements of the NYSE, as determined by the Board of Directors. The Board also has determined that Mr. Cole is an “audit committee financial expert” within the meaning of the rules of the SEC and that he meets the accounting or related financial management expertise standard required by NYSE rules.

Compensation Committee

     The Compensation Committee is responsible for review and general oversight of our compensation programs, including all programs in which our executive officers participate. Specifically the Compensation Committee is responsible for:

  determining the compensation, including benefits, of the Chief Executive Officer (“CEO”) after reviewing the recommendation of the Chairman of the Board;

  determining the reasonableness of and approving the compensation of our other executive officers, as recommended by our CEO;

  reviewing and approving the reasonableness of performance measures and payout ranges under our annual incentive plan as these relate to our executive officers and setting payout ranges for our CEO;

  administration of our equity incentive plans with assistance from our human resources staff and granting awards under those plans to employees, including grants to our executive officers, or to non-employee directors; and

  making recommendations to the Board of Directors or stockholders on compensation-related matters.

     In carrying out these responsibilities, the Compensation Committee acts on recommendations from and consults with the Chairman of the Board, our CEO and at times the Chief Financial Officer. Additional details of our processes and procedures for considering and determining executive compensation are in the Compensation Discussion and Analysis which is a part of the Executive Compensation section of this Proxy Statement.

     Two members of the Compensation Committee, Messrs. Selig and Miller, are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and are authorized to act independently with respect to awards made under our equity incentive plans to individuals subject to Section 16 of that act, including our executive officers and directors. Two members of the Compensation Committee, Messrs. Selig and Nemeroff, are outside directors for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) and are authorized to act independently with respect to any compensation decisions for which Section 162(m) is a factor.

     As allowed by the controlled company exemption from the NYSE’s Corporate Governance Standards, the Compensation Committee is not composed entirely of independent directors; two members, Messrs. Miller and Nemeroff, have not been determined by the Board of Directors to be independent directors. As also allowed by this exemption, the Compensation Committee does not have a written charter.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is or ever has been an executive officer or employee of the Company, except that Mr. Miller served as an officer of the Company from 1989 to 2000. Mr. Nemeroff, a member of the Compensation Committee, is President of Vedder Price, counsel to the Company. There are no Compensation Committee interlocks as defined by SEC rules.

Executive Committee

     The Executive Committee has all of the powers and authority of the Board of Directors in the management of our business and other affairs, subject only to any limitations provided for in our Certificate of Incorporation and Amended and Restated By-Laws (each as amended from time to time) or imposed by applicable law or NYSE Corporate Governance Standards. The Executive Committee does not have a written charter. The Executive Committee did not hold any meetings during the past year and historically has only exercised its authority to act on behalf of the Board in limited circumstances.

Director Nominations

     As allowed by the controlled company exemption from the NYSE Corporate Governance Standards, we do not have a standing nominating committee or other committee of the Board performing a similar function. As a controlled company, and with six of our eight current directors having served on the Board for at least 10 years, the Board believes it is appropriate for the Company not to have a nominating committee. It has been our practice, as reflected in our Corporate Governance Guidelines, that the Chairman, Richard M. Jaffee, recommends to the entire Board candidates for nomination to the Board. Directors Richard M. Jaffee, Daniel S. Jaffee, Miller and Nemeroff, who have not been determined by the Board to be independent, participate along with the independent directors, in the nominating process. The Board may also, on a periodic basis, solicit ideas for possible candidates from a number of sources, including Oil-Dri executives, individuals personally known to members of the Board, and employment of search firms.

     We will consider recommendations from stockholders of potential candidates for service on the Board of Directors. Stockholder recommendations of candidates for possible nomination to the Board of Directors must be in writing and must be given either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary no later than 90 days prior to the anniversary of the date we first mailed our proxy materials for the preceding year’s annual meeting. The recommendation must set forth the candidate’s name, age, business address and residence address; the candidate’s principal occupation or employment; the number of shares of our Common Stock which are beneficially owned by the candidate; a description of all arrangements or understandings between the stockholder making such recommendation and the candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made by the stockholder; detailed biographical data and qualifications and information regarding any potential conflicts of interest that might prevent or otherwise limit the candidate from serving as an effective Board member; and any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required, pursuant to the proxy rules of the SEC. Such recommendation must also include: the name and address, as they appear in our stock records, of the stockholder making the recommendation; the class and number of shares of our stock which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder; any material interest of the stockholder in such nomination; any other information that would be required to be provided by a proponent of a stockholder proposal pursuant to the proxy rules of the SEC; and a statement from the recommending stockholder in support of the candidate, references for the candidate and an indication of the candidate’s willingness to serve, if elected.

     These director candidate recommendation materials must be sent to the Corporate Secretary at Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago Illinois 60611-4213. Properly submitted stockholder recommendations will be given the same consideration and evaluated with the same criteria as candidates that are recommended internally.

     In evaluating candidates for director, the Board seeks directors who will best represent the long-term interests of our stockholders. The Board’s view is that all Oil-Dri directors should possess the highest personal and professional ethics, integrity and values. In evaluating the suitability of the candidates, the Board takes into consideration such factors as it deems appropriate. These factors may include, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, absence of conflicts of interest, length of service and other commitments. The Board evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole and of committees of the Board.

Communication with the Board of Directors

     Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board of Directors. It has been our practice, as reflected in our Corporate Governance Guidelines, that all directors attend in person each annual meeting of stockholders. Seven of the eight incumbent members of the Board attended the 2006 annual meeting in person.

     In addition, any stockholder or other interested party may communicate in writing with the Board of Directors, the Audit Committee, the non-management directors, or a particular director by sending a letter addressed to: Board of Directors, Audit Committee, Non-Management Directors, or a particular director at Oil-Dri Corporation of America, c/o Corporate Secretary, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Stockholders may also report concerns anonymously in this manner.

Compensation of Directors

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or				Deferred
	Paid in		Option	Non-Equity	Compensation	All other
	Cash	Stock	Awards	Incentive	Earnings	Compensation
	($)	Awards	($)	Compensation	($)	($)	Total
Name	(2)	($)	(3)	($)	(4)	(5)	($)
Richard M. Jaffee	--	--	--	--	$15,818	$185,000	$200,818
Daniel S. Jaffee	--	--	--	--	--	--	--
J. Steven Cole	$42,500	--	--	--	--	--	$42,500
Arnold W. Donald	$31,000	--	--	--	--	--	$31,000
Joseph C. Miller	$32,500	--	--	--	--	--	$32,500
Michael A. Nemeroff	$30,000	--	$36,809	--	--	--	$66,809
Allan H. Selig	$35,500	--	--	--	--	--	$35,500
Paul E. Suckow	$34,000	--	$36,809	--	--	--	$70,809
Ronald B. Gordon (1)	$5,000	--	--	--	--	--	$5,000

(1)	Ronald B. Gordon retired from the Board of Directors on December 5, 2006.

(2)	The cash compensation received by the directors listed, other than Richard M. Jaffee, consists entirely of a retainer and meeting fees. These directors received an annual retainer of $15,000 and a $2,500 fee for each Board or committee meeting attended in person ($1,500 for attendance by phone). In addition, Mr. Cole received a $7,500 retainer as chairman of the Audit Committee, and Mr. Selig received a $5,000 retainer as chairman of the Compensation Committee.

(3)	The amounts reported reflect the compensation cost, without any reduction for the risk of forfeiture, recognized by us for financial statement reporting purposes for the fiscal year in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”). The amounts do not reflect compensation actually received by the directors. The assumptions used in calculation of these amounts are disclosed in Note 7 of the financial statements in our Form 10-K for the fiscal year ended July 31, 2007. There were no new awards to directors in fiscal 2007. The expense recognized is related to awards made in prior years that have not yet fully vested. Option awards outstanding as of July 31, 2007 are shown in the Directors’ Option Awards Outstanding table below.

(4)	The amount shown consists of earnings in excess of 120% of the applicable federal rate on the aggregate balances in the three deferred compensation plans offered by Oil-Dri in which Richard M. Jaffee participates. Mr. Jaffee received distributions of $77,266 from his accounts in these plans that are associated with deferrals he made while an employee and officer of the Company. All directors are eligible to defer cash compensation which they receive from the Company into our current executive deferred compensation plan. Amounts deferred earn a return equal to Oil-Dri’s long term cost of borrowing plus one percent. No director listed, other than Mr. Jaffee has elected to participate in this plan.

(5)	Richard M. Jaffee, Chairman of our Board of Directors, received $185,000 pursuant to a consulting agreement with Oil-Dri. Beginning February 1, 2006, Mr. Jaffee began receiving a monthly annuity of $3,810 that he earned during the first five years of his consulting agreement with Oil-Dri. The total annuity amount he received in fiscal 2007 was $45,720. Mr. Jaffee chose to defer the full amount of his consulting fees and his annuity into our deferred compensation plan in fiscal 2007. Mr. Jaffee does not receive a retainer or any meeting fees as a director.

     Mr. Jaffee also receives a pension under our employee pension plan earned during his years of service as an employee. In addition, Mr. Jaffee and his spouse are covered under Oil-Dri’s medical plan at no cost to them, each for their lifetime. This coverage is secondary to the coverage provided by Medicare. Because we have a self-insured medical plan, our cost for this coverage is the amount of actual medical claims paid. This coverage is provided to Mr. Jaffee under the terms of our medical plan because at the time of his retirement he had over 40 years of service with the Company and was a member of the Board of Directors.

Directors’ Option Awards Outstanding

     The following table reports the number of shares the directors hold options to purchase as of July 31, 2007. All options are for shares of our Common Stock.

Name	Number of Shares
J. Steven Cole	37,500
Arnold W. Donald	37,500
Joseph C. Miller	6,250
Michael A. Nemeroff	12,500
Paul E. Suckow	12,500

Corporate Governance

     We have adopted Corporate Governance Guidelines and a Code of Ethics and Business Conduct. The Code applies to all our employees, officers and directors. The Corporate Governance Guidelines and the Code of Ethics and Business Conduct are available on our website at www.oildri.com. We will also provide without charge a copy of either or both documents to any person upon request submitted to Investor Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213, telephone (312) 706-3232. As allowed by the controlled company exemption from the NYSE Corporate Governance Standards, we do not have a corporate governance committee.

Certain Relationships and Related Party Transactions

     Our policy concerning related party transactions is a part of our Code of Ethics and Business Conduct which provides that every employee, officer and director has an obligation to conduct business in a manner that avoids actual or potential conflicts of interest with Oil-Dri. The Code explains what may constitute a conflict of interest, including: transactions in which an employee, officer, director or a member of his family receives personal benefits as a result of his position with Oil-Dri; transactions between Oil-Dri and an employee, officer, director or family member or a firm in which an employee, director or family member has a significant ownership interest; loans to, or guarantees of obligations of, employees, directors or family members; or the acceptance of gifts or special consideration related to Oil-Dri’s business. All employees or directors who have any influence on transactions involving purchases, sales, contracts or leases are required by the Code to disclose to a senior officer of the Company or to our general counsel the existence of any actual or potential conflict of interest. Such transactions are then evaluated at an appropriate management level to determine if the transaction is in the best interest (or not contrary to the best interest) of the Company. In addition, under our contract approval policy, all contracts obligating the Company to make an individual payment or aggregate payments greater than $100,000 must be reviewed and approved by our Chief Executive Officer.

     As a company controlled by the family of its founder, we from time to time employ family members of current and former employees or directors, but only if they are at least as qualified as other applicants. All job offers made to family members of current employees must be approved by our Chief Executive Officer.

     We employ Karen Jaffee Cofsky on a part-time basis as Vice President of Benefits and Compensation. She is the daughter of Richard M. Jaffee, the Company’s Chairman of the Board. She is also the spouse of Thomas F. Cofsky and the sister of Daniel S. Jaffee, both of whom are named executive officers of the Company. Mrs. Cofsky’s compensation is based on her education, experience and the responsibilities of her position. For the fiscal year ended July 31, 2007, Mrs. Cofsky received base salary of $69,900 and a cash award of $30,843 under our annual incentive plan. Mrs. Cofsky also received an executive deferred bonus award of $9,253 under our annual incentive plan.

     We employ Richard V. Hardin as Group Leader, Administration, at our research and development facility. He is the son-in-law of Richard M. Jaffee, the Company’s Chairman of the Board and a brother-in-law of Daniel S. Jaffee and Thomas F. Cofsky, both of whom are named executive officers of the Company. Mr. Hardin’s compensation is based on his education, experience, and the responsibilities of his position. For the fiscal year ended July 31, 2007, Mr. Hardin received base salary of $140,000.

     Michael A. Nemeroff, a member of our Board of Directors and of its Compensation Committee, is the president and a director of the law firm Vedder Price, counsel to the Company. During the fiscal year ended July 31, 2007, we paid Vedder Price $38,276 for services provided to the Company.

Report of the Audit Committee of the Board of Directors

      The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

      The Audit Committee consists of directors J. Steven Cole (Chairman), Arnold W. Donald and Paul E. Suckow. Each member meets the independence standards presently prescribed by the SEC and the NYSE. The Board has also determined that Mr. Cole is an “audit committee financial expert” within the meaning of the rules of the SEC and that he meets the accounting or related financial management expertise standard presently required by the NYSE.

      The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.oildri.com. The Audit Committee reviews the charter, which was last amended on October 9, 2007, on an annual basis. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing, financial reporting and internal controls practices, and compliance with legal and regulatory requirements of the Company. The Audit Committee met four times during the fiscal year ended July 31, 2007.

      Company management is primarily responsible for the Company’s financial statements and reporting process, including its system of internal controls. Our independent auditor is responsible for auditing the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities.

      In the discharge of its duties, the Audit Committee performed the following:

  Reviewed the scope and overall plans for the annual audit. PricewaterhouseCoopers LLP, the Company’s independent auditor, advised the Audit Committee that its audit included procedures designed to provide reasonable assurance for detection of illegal acts that would have a direct and material effect on the determination of financial statement amounts and procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure in those statements.

  On a quarterly basis, reviewed the fiscal 2007 unaudited quarterly financial statements and related news releases with management, including the Company’s chief financial officer and its internal audit manager, and the independent auditor prior to their public issuance. At these meetings, the Audit Committee also discussed significant financial reporting issues and judgments made in connection with the preparation of our financial statements and reviewed the specific disclosures to be included under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Reports on Form 10-Q.

  Reviewed and discussed the audited annual financial statements with management, including the Company’s chief financial officer and its internal audit manager, and our independent auditor prior to their issuance. The Audit Committee also reviewed significant financial reporting issues and judgments made in connection with the preparation of the Company’s annual financial statements.

  Reviewed and discussed a draft of the Company’s proposed news release announcing its fiscal 2007 results, and reviewed a draft the Company’s Annual Report on Form 10-K (including the specific disclosures to be included under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in that report) with management, including the Company’s chief financial officer and its internal audit manager, and the independent auditor prior to their public issuance.

  Discussed with management and the independent auditor their comments on the Company’s internal control over financial reporting and compliance with the Company’s internal controls.

  Received from PricewaterhouseCoopers LLP its Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the Company’s consolidated financial statements and the Company’s internal control over financial reporting.

  Met with management, including the Company’s chief financial officer, and then separately with the independent auditor, to discuss their respective views of the conduct of the audit and of any significant issues encountered.

  Reviewed a report on pending litigation and other legal matters from the Company’s general counsel.

  Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committee) and Rule 2-07 under SEC Regulation S-X as well as relevant new Financial Accounting Standards affecting the Company’s audited financial statements.

  Received from the independent auditor the written disclosures required by Public Company Accounting Oversight Board Rule 3600T, which adopts on an interim basis Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  Monitored the services provided by the Company’s independent auditor, pre-approved all audit-related and tax services, discussed with the independent auditor the effect of the non-audit services performed on auditor independence, and concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in conducting its auditing functions.

      Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2007 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2007.

      The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending July 31, 2008, and resolved that the appointment be presented to the Company’s stockholders for ratification at the 2007 Annual Meeting.

AUDIT COMMITTEE

J. Steven Cole, Chairman
Arnold W. Donald
Paul E. Suckow

EXECUTIVE OFFICERS OF OIL-DRI

      The following table gives certain information with respect to our executive officers.

Name	Principal Occupation for Last Five Years	Age
Daniel S. Jaffee (1)	President and Chief Executive Officer of Oil-Dri since 1997.	43
Brian K. Bancroft	Vice President and Chief Procurement Officer of Oil-Dri since February 2005; Director Supply Management, Sara Lee Corporation from November 2000 to February 2005.	40
Charles P. Brissman	Vice President, General Counsel and Secretary of Oil-Dri since October 2002; Chief Counsel, Corporate Development and Asset Distribution, and Chief Litigation Counsel, Heller Financial, Inc. from April 1998 to October 2002.	47
Thomas F. Cofsky (2)	Vice President of Manufacturing and Logistics of Oil-Dri since June 1999.	46
Jeffrey M. Libert	Vice President of Finance of Oil-Dri since October 2004 and Treasurer since May 2005; Vice President and Chief Financial Officer from April 2000 to October 2004.	41
Andrew N. Peterson	Vice President and Chief Financial Officer of Oil-Dri since October 2004; Vice President and Chief Financial Officer of Barjan Products, LLC from February 2003 to March 2004.	55

All of our executive officers are appointed annually and serve at the pleasure of our Board of Directors.

(1)	Of the persons in this table, only Daniel S. Jaffee is a director. Daniel S. Jaffee is the son of our Chairman of the Board, Richard M. Jaffee, and the brother-in-law of Thomas F. Cofsky.

(2)	Thomas F. Cofsky is Daniel S. Jaffee’s brother-in-law and the son-in-law of our Chairman of the Board, Richard M. Jaffee.

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

      The Compensation Committee reviewed and discussed with Oil-Dri’s management the Compensation Discussion and Analysis which follows. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:
Allan H. Selig, Chairman
Joseph C. Miller
Michael A. Nemeroff

Compensation Discussion and Analysis

      This compensation discussion and analysis presents an overview of Oil-Dri’s compensation program, focusing on the elements of compensation awarded or paid to our executive officers, including our Chief Executive Officer (our “CEO”), Chief Financial Officer and the other executive officers named in the Summary Compensation Table (collectively “named executive officers”).

Compensation Program Oversight

      The Compensation Committee oversees our philosophies and practices in the area of compensation and benefits (generally with regard to all employees and specifically with regard to our executive officers). The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.

Compensation Philosophy and Objectives

      Our compensation philosophy is to provide total compensation opportunities, which include base salary, bonus and a full benefit package, that allow us to attract, retain and incentivize the people we need to carry out our strategic plan, mission, goals and values.

Compensation Policy

      Our compensation policy is to provide our executive officers and other salaried employees with compensation opportunities that:

  Are competitive with companies of comparable size;

  Align compensation with Oil-Dri’s overall performance by including annual incentive opportunities based on Company performance or other pre-determined performance goals and employees’ levels of responsibility; and

  Provide longer term incentives to executive officers and other senior managers to remain with Oil-Dri and contribute to our growth.

      When comparing Oil-Dri’s executive compensation with pertinent market data, we refer to publicly available salary surveys prepared and published by several large consulting firms. On occasion we also consult with our outside legal counsel whose expertise is in the area of executive compensation. Using these sources, we set our compensation policy to reflect the median of the marketplace in base salary and the 70th percentile in total cash compensation, if full target bonus is paid under our annual incentive plan.

Overview of Compensation Program and Current Initiatives

      Our compensation program generally provides equivalent benefits for all U.S.-based salaried employees and similar benefits for hourly paid manufacturing employees. For our senior managers, including the executive officers, we provide additional compensation designed to reward performance and provide retirement benefits commensurate with the executives’ earnings during their working lives.

      As part of our effort to retain talented employees we have:

  Developed a formal succession planning program that identifies employees at all levels who are good candidates for promotion. As a result of this program we have significantly increased the number of promotions of internal candidates.

  Made market adjustments to the salaries of talented employees at all levels. In recommending these adjustments, our management reviewed market data regarding salaries for particular positions and also reviewed the effect of proposed adjustments on the internal equity of our salary structure. As part of this initiative, our CEO adjusted the base salaries of several of the executives who report directly to him, including the named executive officers other than himself. See information under Base Salaries, below, for details.

  Added an executive deferred bonus award to our annual incentive plan. Beginning in fiscal 2007, each participating executive has the opportunity to earn a deferred cash bonus in addition to amounts that would otherwise be paid under our annual incentive plan. See information under Annual Incentive Compensation, below, for details.

Executive Compensation Components

      For the fiscal year ended July 31, 2007 (“fiscal 2007”), the principal components of compensation for our executive officers were:

  Base salary;

  Annual performance-based cash incentive compensation;

  Deferred performance-based cash incentive compensation award;

  Retirement benefits and deferred compensation plan; and

  Health and welfare benefits and perquisites.

Elements of Compensation

      Base Salary: Prior to the beginning of each fiscal year, Oil-Dri’s human resources staff presents to the Compensation Committee for review and approval proposed merit increase guidelines and proposed shifts in the mid-points of all salary ranges, and any proposed change in salary ranges for the upcoming fiscal year.

      The Chairman of our Board of Directors conducts a detailed review of the performance of our CEO at the end of each fiscal year and presents that review to the Compensation Committee at its first regular meeting of the fiscal year. At that time the Chairman also presents his recommendation for any change in base salary or other compensation components for our CEO and his recommendation for our CEO’s goals and objectives for the upcoming year. The Compensation Committee determines the base salary and other compensation to be paid to our CEO for the upcoming year and reviews and approves our CEO’s goals and objectives for that year.

      Our CEO reviews the performance of, and proposes salary increases for, all managers who report to him, including the executive officers other than himself. Any increases are generally based upon changes in base salary range, either for the individual position or for the Company as a whole; the individual’s performance during the previous year; and/or any significant change in responsibilities for the upcoming year. The Compensation Committee reviews the reasonableness of any proposed changes in base salary and the total compensation package provided to the executive officers. In conducting its review, the Compensation Committee reviews a three-year history of base salary, cash incentive bonus targets and payouts, and gains on equity awards, prepared by our human resources staff. During the fiscal year, our CEO may change the base salary of the managers who report to him, including the executive officers, without prior approval of the Compensation Committee, due to significant changes in the individual’s responsibilities, to be competitive in the market or for other business reasons.

      During fiscal 2007, all of our named executive officers, except our CEO, received increases in base salary due to market rate adjustments or promotions in addition to a merit increase. Increases in base salary during fiscal 2007 were as follows:

		$ of	% of
		Increase	Increase
Name	Type of Increase	(1)	(2)
Daniel S. Jaffee	Merit	$12,425	3.50%
Andrew N. Peterson	Merit & Market	$13,000	6.95%
Thomas F. Cofsky	Merit & Market	$13,000	6.95%
Charles P. Brissman	Merit & Market	$15,000	8.82%
Brian K. Bancroft (3)	Merit & Promotion	$25,000	15.15%

(1)	The “$ of Increase” is the difference in dollars between the base salary in effect at July 31, 2006 (the end of fiscal 2006) and the base salary in effect at the end of fiscal 2007. Not all of the salary adjustments were effective at the beginning of fiscal 2007; some were effective later in the fiscal year.

(2)	The “% of Increase” is the dollar increase as a percent of the base salary in effect at the end of fiscal 2006.

(3)	Brian K. Bancroft, our Vice President and Chief Procurement Officer, assumed the additional responsibility of executive management of our Canadian and U.K. subsidiaries. His salary increase reflects those additional responsibilities.

      At its regular meeting on October 9, 2007, the Compensation Committee reviewed the accomplishments of our CEO for fiscal 2007 and set our CEO’s base salary for fiscal 2008 at $382,125, an increase of 4%.

      Annual and Deferred Incentive Compensation: Our annual incentive plan, the Oil-Dri Corporation of America Annual Incentive Plan, provides an opportunity for essentially all salaried employees (including the executive officers) to earn a performance-related cash incentive award. The annual incentive plan involves communication to employees of expectations for Oil-Dri’s performance and links Company performance and annual compensation. It provides for broad-based participation, so that each salaried employee recognizes that he or she can contribute to our success.

      Our annual incentive plan provides for a target bonus equal to a percentage of each eligible employee’s annual base salary. This percentage is determined by salary grade, which reflects the level of responsibility and expected contribution of the employee’s position to our financial results. For employees in the higher salary grades (including the executive officers), a larger proportion of their compensation takes the form of incentive compensation than is the case for employees in the lower salary grades. As part of its annual review of executive compensation, the Compensation Committee sets the bonus opportunity as a percent of base salary for our CEO and determines the reasonableness of the bonus opportunity proposed by our CEO for the other executive officers.

      Annual Incentive Compensation: The annual incentive plan provides for the possibility of awards based on corporate financial performance; special performance, including individual, departmental or divisional performance; or a combination of the two. A corporate financial performance measure has been the sole performance measure used under the annual incentive plan since fiscal 2001. This measure serves to unite all salaried employees to work together to improve Oil-Dri’s performance. Generally, if we meet our corporate performance target, full target bonus is paid to each salaried employee. If we fail to meet our target but meet certain performance minimums, a bonus of less than 100% of target bonus may be paid. If we exceed our target, bonuses above 100% of target may be paid; however, no employee can receive a bonus greater than 200% of target under this plan.

      Deferred Incentive Compensation: At its regular meeting on October 9, 2006, the Compensation Committee approved an amendment and restatement of our annual incentive plan, effective as of August 1, 2006. Under the amended annual incentive plan, eligible employees (including our executive officers) continue to have the opportunity to receive annual cash incentive awards equal to a percentage of salary as described above. As amended, the annual incentive plan also provides for the opportunity for our senior managers, including the executive officers, to earn an executive deferred bonus award.

      The addition of this executive deferred bonus opportunity is part of our effort to reward and retain talented executives. The deferred bonus opportunity was implemented by increasing the target bonus as a percent of base salary for each participating executive, with the incremental piece payable as an executive deferred bonus. At our CEO’s request, he was not eligible for an executive deferred bonus for fiscal 2007. All of our other executive officers were eligible. Executive deferred bonuses awarded for fiscal 2007 will be deferred and paid in full at the end of three years (July 31, 2010) if the executive is still employed by us at that time. The amended and restated annual incentive plan also provides for payout of executive deferred bonus awards upon death, retirement, disability or a change in control of Oil-Dri. We have established bookkeeping accounts for all deferred awards, which earn interest at a rate equal to our long term cost of borrowing plus one percent.

      Operation of the Annual Incentive Plan: At the beginning of each fiscal year, our CEO presents to the Compensation Committee his proposal for the performance measures that will determine calculation of the incentive bonus for that year, along with specific performance targets and payout ranges. Our Chief Financial Officer may participate in this presentation as well. The Compensation Committee reviews these performance measures, targets and payout ranges and determines their reasonableness as they relate to the total compensation of the executive officers.

      For fiscal 2007, the performance measure under the annual incentive plan was corporate adjusted pre-tax, pre-bonus income as compared with pre-tax, pre-bonus income specified in our budgeted business plan. Adjusted pre-tax, pre-bonus income was determined for fiscal 2007 by adjusting pre-tax income as shown on our audited financial statements as follows: (i) by adding back the cash bonus earned under the annual incentive plan; (ii) by adding back stock compensation expense for equitable adjustments of outstanding stock option awards resulting from the stock dividend paid by the Company on September 8, 2006; and (iii) by adjustments related to accounting treatment of executive deferred bonus awards so that after the adjustments these awards are considered for bonus calculation purposes when awarded, rather than when accrued over their vesting period.

      Under that performance measure, employees exempt from the overtime provisions of the Fair Labor Standards Act (the “FLSA”), including the executive officers, would earn bonuses as shown below:

	Adjusted Pre-Tax	% of Target
	Pre-Bonus Income	Bonus Earned
Threshold	$8,479,000	25%
Target	$11,779,000	100%
Maximum	$16,180,000	200%
Actual	$15,155,400	176.5%

Additional targets were also specified. If performance fell between two of the specified targets, the target bonus payment percentage would be prorated. No executive deferred bonus was to be awarded unless 75% of target bonus was earned. Employees not exempt from the overtime provisions of the FLSA (“non-exempt employees”) would earn 100% of target bonus if payout were made at any of the levels listed above.

      The bonus opportunity for fiscal 2007 as a percent of base salary for the named executive officers is shown below:

	Bonus Opportunity as a % of Base Salary
	Threshold				Target			Maximum
	Cash
	Only	Deferred
	(1)	(2)
	Cash	Cash	Defer	Total	Cash	Defer	Total	Cash	Defer	Total
	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus
Daniel S. Jaffee	12.50%	37.50%	0.00%	37.50%	50.00%	0.00%	50.00%	100.00%	0.00%	100.00%
Andrew N. Peterson	8.75%	26.25%	10.50%	36.75%	35.00%	14.00%	49.00%	70.00%	28.00%	98.00%
Thomas F. Cofsky	10.00%	30.00%	12.00%	42.00%	40.00%	16.00%	56.00%	80.00%	32.00%	112.00%
Charles P. Brissman	8.06%	24.18%	9.67%	33.85%	32.24%	12.89%	45.13%	64.48%	25.78%	90.26%
Brian K. Bancroft	7.50%	22.50%	9.00%	31.50%	30.00%	12.00%	42.00%	60.00%	24.00%	84.00%

(1)	The threshold for payment of a cash bonus was adjusted pre-tax, pre-bonus income corresponding to achievement of 86% of our budgeted business plan. That achievement level would result in payment of 25% of target cash bonus. No executive deferred bonus was to be awarded at that level of performance.

(2)	The threshold for payment of an executive deferred bonus was adjusted pre-tax, pre-bonus income corresponding to achievement of 95% of our budgeted business plan. That achievement level would result in award of 75% of target bonus for both cash and executive deferred bonuses.

      Our CEO may exercise discretion in determining the incentive bonus to be paid under the annual incentive plan to any employee, including the executive officers except himself, as shown below:

  Our CEO may increase or decrease any participant’s percent of corporate financial performance bonus earned by up to 25 percentage points, subject to limitations specified in the annual incentive plan. For example, if according to the corporate financial performance measure, 75% of the corporate financial performance bonus has been earned, our CEO may adjust an individual participant’s percent of corporate financial performance bonus earned to as little as 50% or as much as 100%.

  Our CEO has complete discretion to adjust individual executive deferred bonus awards downward or upward, based on the participant’s individual performance and/or the performance of the participant’s department or division.

  For fiscal 2007, the Compensation Committee granted our CEO discretion to award a bonus under the annual incentive plan of up to 25% of target bonus (and up to 100% of target bonus for non-exempt employees), if Oil-Dri failed to achieve the minimum performance otherwise required for payment of an award.

     For fiscal 2007, 176.5% of full target bonus was earned because of attainment of the corporate financial performance goal. Annual incentive awards paid due to attainment of that goal are shown in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The executive deferred bonus earned for fiscal 2007 is shown in the Deferred Compensation Table in the column captioned “Registrant Contributions in Last Fiscal Year.”

     At its regular meeting on October 9, 2007, the Compensation Committee reviewed the annual incentive plan performance measure and targets suggested by Oil-Dri’s CEO for the fiscal year beginning August 1, 2007 (“fiscal 2008”). The sole performance measure continues to be corporate financial performance as measured by achievement of adjusted pre-tax, pre-bonus income as specified in the Company’s fiscal 2008 budgeted business plan. Adjusted pre-tax, pre-bonus income will be determined for fiscal 2008 by adjusting pre-tax income as shown on our audited financial statements in the same manner as described above for fiscal 2007, except that no adjustment will be made related to stock compensation expense.

Retirement Benefits: We seek to retain highly qualified executives, including the executive officers, and reward them for their service, by providing the following retirement benefit plans:

  Defined benefit pension plan;

  Supplemental executive retirement plan (“SERP”);

  Defined contribution pension plan; and

  Executive deferred compensation plan.

     Retirement benefits under these plans are funded by a combination of employer and employee contributions as described below, thus encouraging employees to take an active part in saving for their own retirement years.

  Defined benefit pension plan: All U.S.-based employees participate in our Company-funded defined benefit pension plan. For salaried employees, the pension plan provides for pension benefits based on credited years of service and cash compensation (excluding compensation paid under our annual incentive plan and amounts deferred pursuant to our deferred compensation plan) during the highest paid consecutive five years during the last 10 years of employment. Our hourly paid manufacturing employees also participate, but with a different pension benefit formula.

  SERP: Our SERP provides benefits that would have been provided under our pension plan absent Code limitations on benefits and on compensation for purposes of calculating benefits. Benefits under the SERP will be paid from Oil-Dri’s general assets. All employees whose pension plan benefits are limited by the Code will participate in the SERP. Currently our CEO, Daniel S. Jaffee, is the only participant. Benefits provided by the SERP are generally paid in the same manner and at the same time as benefits under the pension plan.

  Defined contribution pension plan: All U.S.-based employees are eligible to participate in our 401(k) Retirement Savings Plan. Employees may contribute from 2% to 25% of eligible compensation on a tax deferred basis, subject to Code limits. We make a matching contribution of $0.50 for each $1.00 of the first 4% of compensation that employees contribute.

  Executive deferred compensation plan: We provide an executive deferred compensation plan to assist executives and non-employee directors to save for retirement or other financial needs. All executive officers are eligible to participate in this plan. Participating executives may defer up to 50% of base salary and 100% of annual incentive bonus into the plan. Oil-Dri makes no contributions. Executives’ deferrals earn a return equal to Oil-Dri’s long term cost of borrowing plus one percent.

     Retirement Benefits for named executive officers shown in Tables:

  Summary Compensation Table: The actuarial change in pension benefits and SERP benefits and earnings in excess of 120% of the applicable federal rate on deferred compensation plan balances are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table. Our contribution to the 401(k) Retirement Savings Plan is included in the “All Other Compensation” column of that table.

  Pension Benefits Table: The present value of the accumulated benefit under the pension plan and the SERP is shown in the “Present Value of Accumulated Benefits” column of the Pension Benefits Table.

  Non-Qualified Deferred Compensation Table: Contributions by the executives to the deferred compensation plan are shown in the “Executive Contributions in Last Fiscal Year” column of the Non-Qualified Deferred Compensation Table. Earnings on balances in that plan are shown in the “Aggregate Earnings in Last Fiscal Year” column of that table.

     Other Benefits: We provide health and welfare benefits, including medical and dental coverage and life and long-term disability insurance, which are available to the executive officers on the same terms as they are available to other employees. These benefits help us attract and retain talented employees and provide assistance to current employees and their families.

     We provide limited perquisites to executive officers to assist them in carrying out their duties. These include a car allowance and company-paid parking. The value of these benefits is included in the “All Other Compensation” column of the Summary Compensation Table.

     Employment and Severance Arrangements: We do not generally enter into written employment or severance agreements with our executive officers nor do we have a severance plan that covers any of our executive officers. We did, however, agree with Charles P. Brissman at the time of his employment that he would receive a minimum of six months severance pay of base salary and medical benefits if he were terminated without cause after two years or more of employment. Our only other provisions for benefits upon termination of employment or change in control are in existing compensation plans and apply to all participants in those plans. For example, our equity incentive plans contain provisions for immediate vesting of benefits upon change in control, retirement, disability or death. The Potential Payments and Benefits Upon Termination of Employment Table contains additional information concerning benefits upon the termination of employment of our named executive officers.

     Long Term Equity Incentives: Beginning in fiscal 2006, we deemphasized the use of equity incentive compensation. However, recognizing that the use of long term equity incentive compensation is important to our success in attracting and retaining key employees and outside directors, our Board of Directors adopted, and our stockholders approved on December 5, 2006, the Oil-Dri Corporation of America 2006 Long Term Incentive Plan. We plan to generally limit our equity compensation awards under this plan to newly hired or promoted executives and to awards to our CEO to bring his long term equity incentive compensation closer to the market median. The only equity award we granted in fiscal 2007 was an award of stock options to the newly hired general manager of our animal health and nutrition division, who is not an executive officer.

     Equity Grant Practices: Equity grants can be made by the Compensation Committee or by Daniel S. Jaffee, our CEO and a member of our Board of Directors, under limited authority granted to him by the Board of Directors. That authority allows Mr. Jaffee to make grants of either stock options or restricted stock, but limits the total number of shares of stock that Mr. Jaffee can grant, and the number of either stock options or shares of restricted stock that he can grant to any one employee, depending on the employee’s salary grade. Only the Compensation Committee can make grants to our executive officers or directors or eligible members of their immediate families.

     Historically, in the case of grants made by the Compensation Committee, the grant date has either been the date the Compensation Committee met and approved grants, signed a unanimous written consent, or a future date specified in the Compensation Committee’s resolution, such as the date of hire of a new employee. In the case of grants made by Mr. Jaffee, the grant date has been the date a formal grant authorization was signed by Mr. Jaffee. The exercise price has always been the closing market price of our Common Stock on the date of grant.

     In fiscal 2007 the Compensation Committee adopted and our Board of Directors ratified a formal equity grant policy that continues the practices described above and further provides that equity awards generally should be made by the Compensation Committee at a regularly scheduled meeting or by our CEO, under authority granted to him by the Board of Directors, four times each year during the two-week period beginning the third business day following Oil-Dri’s release of earnings information for the most recently completed fiscal quarter. In addition, grants can be made at other times when necessary to attract, retain or recognize an employee or director. If the grant date is not a NYSE trading day, then the grant date will be the immediately preceding NYSE trading day.

     Stock Ownership Guidelines: We do not have guidelines or requirements for stock ownership by our executive officers or our directors.

Tax and Accounting Implications

     Tax Deductibility: Section 162(m) of the Code limits to $1 million the tax deduction we may take for compensation paid to our CEO and the other named executive officers. At present compensation levels, this limitation has no impact. In general we favor the preservation of tax deductibility, but reserve the right to reconsider this position.

     Nonqualified Deferred Compensation: Section 409A of the Code changed the tax rules that affect most forms of deferred compensation that were not earned and vested prior to January 1, 2005. We are currently determining what changes we will make to our deferred compensation arrangements and procedures to comply with the final regulations regarding Section 409A. We believe we are operating in good faith with the statutory provisions which were effective January 1, 2005.

     Accounting for Stock-Based Compensation: At August 1, 2005, we began accounting for stock-based payments under our equity incentive plans in accordance with the requirements of SFAS 123R.

Summary Compensation Table

     The following table summarizes the total compensation paid or accrued by Oil-Dri for services provided by the named executive officers. The named executive officers are the President and Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during the fiscal year ended July 31, 2007.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation
Name and Principal	Fiscal	Salary	Bonus	($)	($)	($)	($)	($)	Total
Position	Year	($)	($)	(1)	(1)	(2)	(3)	(4)	($)
Daniel S. Jaffee
President and Chief	2007	$367,425	--	$283,878	$27,063	$324,253	$16,250	$38,480	$1,057,349
Executive Officer

Andrew N. Peterson
Vice President and	2007	$197,500	--	--	$36,596	$122,006	$7,893	$10,852	$374,847
Chief Financial
Officer

Thomas F. Cofsky
Vice President of	2007	$197,833	--	--	$13,719	$139,670	$10,740	$13,716	$375,678
Manufacturing and
Logistics

Charles P. Brissman
Vice President,	2007	$181,250	--	--	$44,849	$103,138	$4,539	$10,568	$344,344
General Counsel
and Secretary

Brian K. Bancroft
Vice President and	2007	$183,750	--	$30,900	$15,788	$97,296	$2,366	$12,438	$342,538
Chief Procurement
Officer

(1)	The amounts reported reflect the compensation cost, without any reduction for the risk of forfeiture, recognized by us for financial statement reporting purposes for the fiscal year in accordance with SFAS 123R. The amounts do not reflect compensation actually received by the named executive officers. The assumptions used in calculation of these amounts are disclosed in Note 7 of the financial statements in our Form 10-K for the fiscal year ended July 31, 2007. There were no new awards to the named executive officers in fiscal 2007. The expense recognized is related to awards made in prior years that have not yet fully vested.

(2)	The amounts reported reflect payment of 176.5% of target bonus under our annual incentive plan as described in the Compensation Discussion and Analysis above.

(3)	Change in Pension Value during the fiscal year: For Daniel S. Jaffee the amount shown includes the aggregate increase of $14,834 in the actuarial present value of the benefits under Oil-Dri’s pension plan and supplemental executive retirement plan. For Thomas F. Cofsky the amount shown includes the increase of $9,144 in the actuarial present value of the benefits under our pension plan. Messrs. Bancroft, Peterson and Brissman have less than the five years of service necessary to vest under the pension plan. The amount reported is the change in the actuarial present value that is accrued for them under the pension plan, but still unvested.

Non-qualified Deferred Compensation Earnings: The amounts shown for Daniel S. Jaffee and Thomas F. Cofsky include $1,416 and $1,596, respectively, in earnings from our executive deferred compensation plans that exceed 120% of the applicable federal rate. Messrs. Bancroft, Peterson and Brissman have not elected to participate in the executive deferred compensation plans.

(4)	The amounts shown in this column are described in the following table:

All Other Compensation Table

		Dividends on
		Unvested	401(k) Plan
		Restricted	Company
	Perquisites	Stock	Matching
	($)	($)	Contributions	Total
Name	(1)	(2)	($)	($)
Daniel S. Jaffee	$10,068	$26,775	$1,637	$38,480
Andrew N. Peterson	$6,300	--	$4,552	$10,852
Thomas F. Cofsky	$9,768	--	$3,948	$13,716
Charles P. Brissman	$6,400	--	$4,168	$10,568
Brian K. Bancroft	$6,000	$1,950	$4,488	$12,438

(1)	Perquisites for the named executive officers consist of auto allowances, paid parking and airline executive club memberships. The amounts included in the table reflect the actual cost to us for providing these perquisites. The perquisites received by Daniel S. Jaffee consisted of the following which were paid by the Company: $6,300 auto allowance; $3,468 parking; and $300 airline executive club membership.

(2)	Amounts shown represent dividend payments on unvested shares of restricted stock held by the named executive officers that are reportable as W-2 income.

Grants of Plan-Based Awards during Fiscal Year 2007

     The following table discloses the range of cash bonus awards and executive deferred bonus awards targeted for fiscal year 2007 performance under the Oil-Dri Corporation of America Annual Incentive Plan as described in the Compensation Discussion and Analysis above. There were no equity grants awarded in the fiscal year ended July 31, 2007 to any of the named executive officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold		Target		Maximum (3)
	Cash	Deferred
	Bonus	Bonus	Cash	Deferred	Cash	Deferred
	($)	($)	Bonus	Bonus	Bonus	Bonus
Name	(1)	(2)	($)	($)	($)	($)
Daniel S. Jaffee	$45,928	--	$183,713	--	$367,426	--
Andrew N. Peterson	$17,281	$ 20,738	$69,125	$27,650	$138,250	$55,300
Thomas F. Cofsky	$19,783	$ 23,740	$79,134	$31,653	$158,267	$63,307
Charles P. Brissman	$14,953	$ 17,522	$58,435	$23,363	$116,870	$46,726
Brian K. Bancroft	$13,781	$ 16,538	$55,125	$22,050	$110,250	$44,100

(1)	The threshold for payment of a cash bonus was adjusted pre-tax, pre-bonus income corresponding to achievement of 86% of our budgeted business plan. No executive deferred bonus was to be awarded at that level of performance. That achievement level would result in payment of 25% of target cash bonus.

(2)	The threshold for payment of an executive deferred bonus was adjusted pre-tax, pre-bonus income corresponding to achievement of 95% of our budgeted business plan. That achievement level would result in awards of 75% of target executive deferred bonus.

(3)	The maximum amount payable is 200% of target bonus.

     The table refers to these amounts in future terms, but the amounts have already been paid or accrued to the named executive officers’ accounts. The amount of the cash bonus is disclosed in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The amount of the deferred bonus accrued to the accounts of the named executive officers is shown in the Non-Qualified Deferred Compensation Table in the column captioned “Registrant Contributions.” For more information, see the Compensation Discussion & Analysis.

Outstanding Equity Awards at Fiscal 2007 Year-End

     The following table provides information on the current holdings of stock options and restricted stock by the named executive officers as of the fiscal year ended July 31, 2007. The options and restricted stock held by Daniel S. Jaffee and Thomas F. Cofsky are for shares of Class B Stock. The options and restricted stock held by the other named executive officers are for shares of Common Stock.

	Option Awards					Stock Awards

	Number of	Number of				Number of	Market Value
	Securities	Securities				Shares or	of Shares or
	Underlying	Underlying				Units of	Units of Stock
	Unexercised	Unexercised	Option			Stock That	That Have Not
	Options	Options	Exercise	Option		Have Not	Vested
	(#)	(#)	Price	Expiration		Vested	($)
Name	Exercisable	Unexercisable	($)	Date		(#)	(4)
Daniel S. Jaffee	40,000	0	$9.00	9/18/2008
	18,750	18,750	$4.92	10/12/2011	(1)
	7,812	7,813	$9.43	9/23/2013
						70,000 (2)	$1,167,600

Andrew N. Peterson	7,812	23,438	$12.00	10/8/2014

Thomas F. Cofsky	3,125	0	$9.00	9/18/2008
	12,500	0	$11.65	9/17/2009
	12,500	0	$6.90	2/28/2010
	12,500	12,500	$4.92	10/12/2011	(1)
	3,125	3,125	$9.43	9/23/2013

Charles P. Brissman	28,125	9,375	$5.89	10/21/2012
	6,250	6,250	$9.43	9/23/2013

Brian K. Bancroft	3,125	9,375	$14.76	2/1/2015
						3,125 (3)	$52,125

     Vesting of Option Awards: All option awards have a 10-year term. Except as otherwise noted below, option awards vest ratably over four years commencing on the second anniversary of the grant date.

(1)	Vest 50% on the second anniversary of the grant date and 50% on the seventh anniversary of the grant date.

(2)	Restricted stock granted March 14, 2006 vests 20% on December 6, 2006 and 20% on each of the four subsequent anniversaries of that date.

(3)	Restricted stock granted March 15, 2005 vests 20% on March 15, 2006, 30% on March 15, 2007 and 50% on March 15, 2008.

(4)	Market value calculated using the closing price of our Common Stock on July 31, 2007, which was $16.68.

Option Exercises and Stock Vested for Fiscal 2007

     The following table provides information for the named executive officers on:

  the number of shares of the Company’s stock acquired and the value received from stock option exercise during fiscal 2007; and

  the number of shares of the Company’s restricted stock which vested and the value received upon vesting during fiscal 2007.

     The shares acquired by Daniel S. Jaffee and Thomas F. Cofsky are shares of Class B Stock. The shares acquired by Brian K. Bancroft are shares of Common Stock.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
	Exercise	($)	Vesting	($)
Name	(#)	(1)	(#)	(1)
Daniel S. Jaffee	41,875	$281,857	17,500	$296,975
Andrew N. Peterson	--	--	--	--
Thomas F. Cofsky	6,250	$58,750	--	--
Charles P. Brissman	--	--	--	--
Brian K. Bancroft	--	--	1,875	$33,994

(1)	The Value Realized represents the difference between the fair market value of our Common Stock on the date of exercise (or vesting, in the case of restricted stock) and the grant price, multiplied by the number of shares acquired or vested.

Pension Benefits for Fiscal 2007

     Defined benefit pension plan: All U.S. based employees participate in Oil-Dri’s non-contributory, tax-qualified, defined benefit plan (“the pension plan”) once they reach age 21 and complete one year of service. For salaried employees, including the named executive officers, the pension plan provides for pensions based on credited years of service (capped at 30 years) and Final Average Compensation.

     The normal form of benefit is a life annuity with five years certain, payable at normal retirement age of 65. The standard form of payment for a participant who is married is a 50% joint and survivor annuity. Other forms of benefit are available. Each form of benefit has approximately the same relative value. The formula for computation of the normal form of benefit is:

0.55% of Final Average Compensation
+	0.55% of Final Average Compensation which exceeds
Social Security Covered Compensation
Multiplied by years of credited service

     Final Average Compensation is the monthly average of the participant’s compensation paid during the highest paid consecutive five years during the last 10 years of employment. Compensation for pension plan purposes is base salary, commissions, and bonuses other than those paid under our annual incentive plan. Social Security Covered Compensation is the average of the taxable wage bases in effect for each calendar year in the 35-year period ending with the year the participant attains Social Security retirement age.

     A participant’s right to an accrued benefit becomes non-forfeitable after five years of vesting service. Normal retirement age under the plan is age 65, or the date a participant completes five years of vesting service, if later. Salaried participants who have 10 years of service can receive actuarially reduced early retirement benefits as early as age 55. The present value of the accumulated benefit is the same regardless of whether a participant begins to receive benefits at age 65 or at an earlier age. We do not subsidize early retirement benefits.

     If a married participant with a non-forfeitable benefit dies prior to commencement of benefit payments, the participant’s spouse will be entitled to a survivor annuity equal to the amount the spouse would have been entitled to receive under a 50% joint and survivor annuity.

     SERP: Our supplemental executive retirement plan (“SERP”) provides benefits which would have been provided under our pension plan absent Code limitations on benefits and on compensation for purposes of calculating benefits. All employees whose pension plan benefits are limited by those Code limitations will participate in the SERP. Currently, Daniel S. Jaffee is the only participant. Benefits provided by the SERP are generally paid in the same manner and at the same time as benefits under the pension plan; however, if upon termination of employment the present value of the participant’s accumulated benefits does not exceed $50,000, payment will be made as soon as practicable in a lump sum.

     The following table shows the present value of the accumulated benefits under the pension plan and under the SERP for each of the named executive officers. No payments were made to any named executive officer under the pension plan or SERP during fiscal year 2007.

		Number of
		Years of	Present Value
		Credited	of Accumulated
		Service	Benefits
		(#)	($)
Name	Plan Name	(1)	(2)
Daniel S. Jaffee	Pension Plan	19.75	$93,438
	Supplemental Executive Retirement Plan	19.75	$52,955
Andrew N. Peterson	Pension Plan	2.81	$19,342
Thomas F. Cofsky	Pension Plan	20.33	$74,212
Charles P. Brissman	Pension Plan	4.77	$18,054
Brian K. Bancroft	Pension Plan	2.32	$4,424

(1)	Credited service is actual years of employment with Oil-Dri.

(2)	The amounts shown for Messrs. Bancroft, Brissman and Peterson have not yet vested.

The assumed retirement age used to calculate the actuarial present value for each named executive officer’s accumulated benefits is age 65, the age at which each named executive officer would be eligible to receive unreduced benefits. The other assumptions used are the same as those used to prepare the pension disclosures in Note 8 of the financial statements in our Form 10-K for the fiscal year ended July 31, 2007.

Nonqualified Deferred Compensation for Fiscal 2007

     Executive deferred compensation plan: Oil-Dri provides an executive deferred compensation plan in which all executive officers and other senior managers are eligible to participate. Participating executives may defer up to 50% of base salary and 100% of annual cash incentive bonus into the plan. Oil-Dri makes no contributions. Executives’ deferrals earn a return equal to Oil-Dri’s long term cost of borrowing plus one percent. Participants are entitled to receive a distribution from their account balances at the earlier of the end of their elected deferral period or upon death or termination of employment prior to age 55. Accounts are distributed in a single lump sum, or in certain circumstances annual installments over a period of up to 15 years as elected by the participant. In the event of an unforeseen emergency a participant may apply to the administrative committee of the plan for payment of an amount from the participant’s account balance sufficient to satisfy the emergency need. The plan will terminate upon a change in control of the Company. Immediately prior to such a change in control, or as soon as possible following a change in control, each participant will be paid his account balance.

     Annual incentive plan: Oil-Dri’s performance based annual incentive plan provides the opportunity for our executive officers to earn an executive deferred bonus award. This program is described more fully under the heading “Annual and Deferred Incentive Compensation” in the Compensation Discussion and Analysis. Fiscal 2007 was the first year of this program. Deferred bonuses awarded under this program earn a return equal to Oil-Dri’s long term cost of borrowing plus one percent. Deferred bonus awards vest (become payable) according to a vesting schedule established by the Compensation Committee for each fiscal year’s award. Deferred bonuses awarded for fiscal 2007 vest on July 31, 2010. Generally, a participant must be employed by Oil-Dri on the vesting date in order to receive payment of his award. However, awards are immediately 100% vested and payable upon a participant’s death, retirement with age plus years of service equal to 80, disability or a change in control of the Company.

     Both of our deferred compensation plans are unfunded and subject to the claims of the Company’s creditors.

     The following table shows contributions, earnings and balances in our deferred compensation plans for the named executive officers for fiscal 2007.

	Executive	Registrant	Aggregate
	Contributions	Contributions	Earnings in		Aggregate
	in Last Fiscal	in Last Fiscal	Last Fiscal	Aggregate	Balance at
	Year	Year	Year	Withdrawals/	Last Fiscal
	($)	($)	($)	Distributions	Year End
Name	(1)	(2)	(3)	($)	($)
Daniel S. Jaffee	$81,063	--	$18,923	--	$372,324
Andrew N. Peterson	--	$48,802	--	--	--
Thomas F. Cofsky	$40,000	$55,868	$18,157	--	$309,302
Charles P. Brissman	--	$41,236	--	--	--
Brian K. Bancroft	--	$38,918	--	--	--

(1)	The amounts in this column are voluntary deductions from salary and cash incentive award by the named executive officers

(2)	The Company makes no contribution to the executive deferred compensation plan. The Company’s contributions to the deferred compensation accounts of the named executive officers are made under the provisions of our annual incentive plan.

(3)	The amounts shown are the earnings on the executive officer’s account. We credit the account under the terms of the plans with a return equal to Oil-Dri’s long term cost of borrowing plus one percent. The amounts shown include the following amounts reported as compensation to such named executive officer in the Summary Compensation Table above: Daniel S. Jaffee $1,416 and Thomas F. Cofsky $1,596.

Equity Compensation Plans

     The following table provides information as of July 31, 2007 about our equity compensation plans and Stock (as defined in those plans) which may be issued upon the exercise of options and rights which have been or may be granted to employees or members of the Board of Directors under those plans.

				Number of
				Shares of Stock
				Remaining
				Available for
			Weighted	Future Issuance
			Average	Under Equity
			Exercise	Compensation
	Number of Shares of Stock to be		Price of	Plans (excluding
	Issued Upon Exercise of Outstanding		Outstanding	those listed in
Plan Category	Options		Options	the first column)
Equity Compensation Plans	180,627	Class B Stock	$7.63
Approved by Oil-Dri’s stockholders (1)	499,101	Common Stock	$9.30
	679,728	(2)	$8.85	790,000 (4)
Equity Compensation Plans
Not Approved by Oil-Dri’s stockholders (3)	106,250	Common Stock	$8.96	--

Total	785,978	Common & Class B Stock	$8.87	790,000

(1)	These plans are the Company’s 1995 Long-Term Incentive Plan and 2006 Long Term Incentive Plan.

(2)	Under these plans, awards made to members of the Jaffee family are for shares of Class B Stock. Awards made to any other employees or non-employee directors are for shares of Common Stock.

(3)	This plan is the Company’s Outside Director Stock Plan which was adopted by our Board in 1998. The Outside Director Stock Plan provides for grants of stock options to non-employee directors at an option price per share of 100% of the fair market value of Common Stock on the date of grant. Stock options have been granted to our directors for a 10-year term with a one-year vesting period. All stock issued under the plan is issued from shares held in the Company’s treasury.

(4)	Prior to issuance of awards under these plans, it is not possible to determine whether awards will be for shares of Common Stock or shares of Class B Stock. Awards made to members of the Jaffee family will be for shares of Class B Stock. Awards made to any other employees or non-employee directors will be for shares of Common Stock.

Benefits upon Termination or Change in Control

     The following summaries and table set forth potential payments to our named executive officers upon termination of their employment or a change in control of Oil-Dri. None of our named executive officers are of normal or early retirement age so those termination scenarios are not shown.

     We do not have a severance plan which covers any of our executive officers and generally have no employment or severance agreements with our executive officers, except that we agreed with Charles P. Brissman at the time of his employment that he would receive a minimum of six months severance pay of base salary and medical benefits if he were terminated without cause after two years or more of employment.

     Our only other provisions for benefits upon termination of employment or change in control are in existing compensation plans and apply to all participants in those plans:

  Our annual incentive plan provides for immediate vesting and payment, as allowed by law, of a participant’s executive deferred bonus award account upon the participant’s death, disability, retirement with age plus years of service equal to 80, or change in control of the Company.

  Our equity incentive plans and the agreements issued under those plans provide for immediate vesting of restricted stock and immediate vesting and exercisability of stock options upon a participant’s death, disability or a change in control of the Company. Upon retirement with age plus years of service equal to 80, all stock options become immediately vested and exercisable. Upon any of these termination events, the participant, or his beneficiary in the case of the participant’s death, may exercise any outstanding stock options for a period of three years or until their expiration dates, whichever occurs first.

     The table does not include amounts payable to our named executive officers under plans that are generally available on the same basis to all of our salaried employees, such as payments under the pension plan, the 401(k) plan, the life insurance plan, the disability insurance plan and payment of prorated annual incentive compensation.

     The amounts shown assume that the named executive officers’ employment terminated on July 31, 2007, the last day of our most recently completed fiscal year, and when applicable, the closing price of our Common Stock on that date of $16.68.

		Vesting of Awards under Incentive
		Plans
		Annual
		Incentive	1995 Long	2006 Long
		Plan	Term	Term
	Separation	Deferred	Incentive	Incentive
	Benefit	Account	Plan	Plan
	($)	($)	($)	($)	Total
Name	(1)	(2)	(3)	(3)	($)
Daniel S. Jaffee
Voluntary Separation	--	--	--	--	--
Involuntary Not for Cause Termination	--	--	--	--	--
Involuntary for Cause Termination	--	--	--	--	--
Change in Control	--	--	$277,129	$1,167,600	$1,444,729
Death	--	--	$277,129	$1,167,600	$1,444,729
Disability	--	--	$277,129	$1,167,600	$1,444,729

		Vesting of Awards under Incentive
		Plans
		Annual
		Incentive	1995 Long	2006 Long
		Plan	Term	Term
	Separation	Deferred	Incentive	Incentive
	Benefit	Account	Plan	Plan
	($)	($)	($)	($)	Total
Name	(1)	(2)	(3)	(3)	($)
Andrew N. Peterson
Voluntary Separation	--	--	--	--	--
Involuntary Not for Cause Termination	--	--	--	--	--
Involuntary for Cause Termination	--	--	--	--	--
Change in Control	--	$48,402	$109,689	--	$158,491
Death	--	$48,402	$109,689	--	$158,491
Disability	--	$48,402	$109,689	--	$158,491

Thomas F. Cofsky
Voluntary Separation	--	--	--	--	--
Involuntary Not for Cause Termination	--	--	--	--	--
Involuntary for Cause Termination	--	--	--	--	--
Change in Control	--	$55,868	$169,650	--	$225,518
Death	--	$55,868	$169,650	--	$225,518
Disability	--	$55,868	$169,650	--	$225,518

Charles P. Brissman
Voluntary Separation	--	--	--	--	--
Involuntary Not for Cause Termination	$97,000	--	--	--	$97,000
Involuntary for Cause Termination	--	--	--	--	--
Change in Control	--	$41,236	$146,475	--	$187,711
Death	--	$41,236	$146,475	--	$187,711
Disability	--	$41,236	$146,475	--	$187,711

Brian K. Bancroft
Voluntary Separation	--	--	--	--	--
Involuntary Not for Cause Termination	--	--	--	--	--
Involuntary for Cause Termination	--	--	--	--	--
Change in Control	--	$38,918	$70,125	--	$109,043
Death	--	$38,918	$70,125	--	$109,043
Disability	--	$38,918	$70,125	--	$109,043

(1)	The amount shown represents six months of base salary and six months of the Company portion of the cost of the named executive officer’s medical benefits.

(2)	The amount shown is the named executive officer’s balance in his executive deferred bonus account of our annual incentive plan.

(3)	The amount shown represents, as of the assumed termination date: (a) the fair market value of any unvested shares of restricted stock and/or (b) the excess of the fair market value of the shares of stock underlying unvested stock options over the option exercise price. As explained above, previously unvested shares of restricted stock and stock options become immediately vested upon the events listed.

STOCK OWNERSHIP

Principal Stockholders

     The following table sets forth information as of September 30, 2007, except as noted below, regarding beneficial ownership of our Common Stock and Class B Stock by each person or group known to us to hold more than five percent of either class. See “Security Ownership of Management” for information on beneficial ownership of our Common Stock and Class B Stock by our executive officers and directors as a group.

		Amount and Nature of Beneficial Ownership(1)
					Percentage of
					Aggregate
				Percentage of	Voting Power
		Number of Shares of		Outstanding	of Common
Name and Address of		Common Stock and		Stock of	Stock and
Beneficial Owner	Title of Class	Class B Stock		Class	Class B Stock
Richard M. Jaffee(6)(9)(15)	Common Stock:	--		--	--
410 N. Michigan Ave.	Class B Stock:	408,987	(2)(3)(5)	21.42%	16.97%
Chicago, IL 60611

Daniel S. Jaffee(6)	Common Stock:	--		--	--
410 N. Michigan Ave.	Class B Stock:	207,248	(4)(5)	10.47%	8.35%
Chicago, IL 60611

Karen Jaffee Cofsky(9)	Common Stock:	586	(7)	0.01%	--
410 N. Michigan Ave.	Class B Stock:	103,881	(5)(8)	5.26%	4.19%
Chicago, IL 60611

Jaffee Investment	Common Stock:	--		--	--
Partnership, L.P.(15)	Class B Stock	1,250,000	(3)	65.45%	51.85%
410 N. Michigan Ave.
Chicago, IL 60611

Advisory Research Inc.	Common Stock:	340,500	(10)	6.80%	1.41%
180 N. Stetson Street, Suite 5500	Class B Stock:	--		--	--
Chicago, IL 60601

Dimensional Fund Advisors, Inc.	Common Stock:	313,221	(11)	6.25%	1.30%
1299 Ocean Avenue	Class B Stock:	--		--	--
Santa Monica, CA 90401

GAMCO Asset Management Inc.	Common Stock:	602,850	(12)	12.04%	2.32%
One Corporate Center	Class B Stock:	--		--	--
Rye, NY 10580

Heartland Advisors, Inc.	Common Stock:	755,125	(13)	15.08%	2.94%
789 North Water Street	Class B Stock:	--		--	--
Milwaukee, WI 53202

T. Rowe Price Associates, Inc.	Common Stock:	610,500	(14)	12.19%	2.52%
100 East Pratt Street	Class B Stock:	--		--	--
Baltimore, MD 21202

(1)	Beneficial ownership is defined in applicable SEC rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the notes below.

(2)	Consists of 290,617 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary and 118,245 shares held in a revocable trust of which Richard M. Jaffee’s spouse is the grantor and, during her lifetime, the trustee and sole beneficiary, and 125 shares held in joint tenancy with his spouse.

(3)	The Jaffee Investment Partnership, L.P. is managed by its general partners, generally acting by a majority vote. Two of the general partners, Richard M. Jaffee and Shirley H. Jaffee, each have eight votes. Each of the remaining four general partners, Daniel S. Jaffee, Karen Jaffee Cofsky, Susan Jaffee Hardin and Nancy E. Jaffee, all children of Richard M. and Shirley H. Jaffee, have one vote. Richard M. Jaffee, as the managing general partner, might be deemed to have, but disclaims, beneficial ownership of the Partnership’s shares, which are not reflected in his share ownership shown in the table.

(4)	Includes 70,000 shares of restricted Class B Stock, 17,500 shares of which become non-forfeitable on December 6, 2007, and an additional 17,500 shares of which become non-forfeitable on the three subsequent anniversaries of that date. Also includes 278 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Richard M. Jaffee 1993 Annuity Trust, 293 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Shirley H. Jaffee 1993 Annuity Trust, 2 shares of Class B Stock owned by Daniel S. Jaffee’s spouse, and 5,625 shares of Class B Stock owned by Daniel S. Jaffee as trustee for his children. Also includes 701,468 shares of Class B Stock which Daniel S. Jaffee has the right to acquire within 60 days of September 30, 2007, pursuant to stock options.

(5)	Does not include shares beneficially owned by the Jaffee Investment Partnership, L.P.

(6)	Daniel S. Jaffee is Richard M. Jaffee’s son.

(7)	Consists of 74 shares of Common Stock owned by Karen Jaffee Cofsky and 512 shares of Common Stock owned by Mrs. Cofsky’s spouse. Mr. Cofsky has voted his shares consistently with Mrs. Cofsky’s voting.

(8)	Consists of 27,957 shares of Class B Stock owned by Karen Jaffee Cofsky, 9,375 shares of Class B Stock owned by Mrs. Cofsky as trustee for her children, 376 shares of Class B Stock held in joint tenancy with her spouse, and 20,861 and 45,312 shares of Class B Stock which Mrs. Cofsky and her spouse, respectively, have the right to acquire within 60 days of September 30, 2007, pursuant to stock options. Mr. Cofsky has voted his shares consistently with Mrs. Cofsky’s voting.

(9)	Karen Jaffee Cofsky is Richard M. Jaffee’s daughter and the spouse of Thomas F. Cofsky, an executive officer of the Company.

(10)	Information is as provided by the holder in its Schedule 13G filed with the SEC on February 21, 2007.

(11)	Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 9, 2007. Based on such Schedule 13G/A, Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of those shares under applicable SEC rules. However, all of these shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(12)	Information is as provided by the reporting persons in a Schedule 13D/A filed with the SEC on June 22, 2007. Such Schedule 13D/A filed by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (formerly known as GAMCO Investors, Inc.) (“GAMCO”), GAMCO Investors, Inc. (formerly known as Gabelli Asset Management Inc.) (“GBL”), GGCP, Inc. (formerly known as Gabelli Group Capital Partners, Inc.), and Mario J. Gabelli reports: (a) 491,850 shares of Common Stock beneficially owned by GAMCO and (b) 111,000 shares of Common Stock beneficially owned by Gabelli Funds. The Schedule 13D/A reports that each such entity has sole voting and sole dispositive power over the shares reported as beneficially owned by it, except that (i) GAMCO does not have the authority to vote 43,900 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by such funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company, (iii) in certain circumstances, proxy voting committees of each fund may have voting power over the reported shares, and (iv) the power of Mario Gabelli, GBL, and GGCP, Inc. is indirect with respect to securities beneficially owned directly by other reporting persons.

(13)	Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 7, 2007. Such Schedule 13G/A filed by Heartland Advisors, Inc., a registered investment advisor (“Heartland”), and William J. Nasgovitz, president and principal shareholder of Heartland, reports that Heartland and Mr. Nasgovitz have shared voting power over 709,750 shares of Common Stock and shared dispositive power over 755,125 shares of Common Stock. Heartland and Mr. Nasgovitz disclaim beneficial ownership of such shares.

(14)	Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on February 14, 2007. Such Schedule 13G/A filed by T. Rowe Price Associates, Inc., a registered investment adviser (“Price Associates”) and T. Rowe Price Small Cap Value Fund, reports that Price Associates held sole dispositive power over 610,500 shares of Common Stock and T. Rowe Price Small Cap Value Fund held sole voting power over 608,250 shares of Common Stock. Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(15)	By virtue of their direct and indirect ownership of shares of our stock, Richard M. Jaffee and the Jaffee Investment Partnership, L.P. may be deemed to be control persons of the Company under the federal securities laws.

Security Ownership of Management

     The following table shows the number of shares of Common Stock and Class B Stock of the Company beneficially owned as of September 30, 2007, by the directors, by the named executive officers and by the directors and executive officers as a group.

			Percentage of	Number of
			Outstanding	Shares of
	Number of Shares of		Common	Class B
Name of Beneficial Owner (1)	Common Stock		Stock	Stock (2)
Richard M. Jaffee (13)		(3)		(3)
Daniel S. Jaffee		(3)		(3)
Thomas F. Cofsky (13)		(4)		(4)
J. Steven Cole	46,549	(5)(6)	*	--
Arnold W. Donald	37,500	(6)	*	--
Joseph C. Miller	22,775	(7)	*	--
Michael A. Nemeroff	15,956		*	--
Allan H. Selig	5,000		*	--
Paul E. Suckow	18,500		*	--
Charles P. Brissman	59,435	(8)	1.18%	--
Brian K. Bancroft	6,374	(9)	*	--
Andrew N. Peterson	15,625	(10)	*	--
All Executive Officers and
Directors as a group (13 in group)	261,284	(11)	5.01%	(12)
* Does not exceed 1%.

(1)	Beneficial ownership is defined in applicable SEC rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power, and no shares are currently pledged as security, except as described in the notes below.

(2)	Except for Richard M. Jaffee, Daniel S. Jaffee and Thomas F. Cofsky, none of the directors or executive officers, including the named executive officers, own any shares of Class B Stock.

(3)	For information regarding the shares beneficially owned by Richard M. Jaffee and Daniel S. Jaffee, see the table under the heading “Principal Stockholders” above and the notes thereto.

(4)	For information regarding the shares beneficially owned by Thomas F. Cofsky, see the ownership of Mr. Cofsky’s spouse, Karen Jaffee Cofsky, in the table under the heading “Principal Stockholders” above and the notes thereto.

(5)	Includes 1,208 shares of Common Stock owned by Mr. Cole’s spouse.

(6)	Includes 37,500 shares of Common Stock which this director has the right to acquire within 60 days of September 30, 2007, pursuant to stock options.

(7)	Consists of 16,525 shares of Common Stock held by Mr. Miller as trustee for the benefit of his spouse and 6,250 shares of Common Stock which Mr. Miller has the right to acquire within 60 days of September 30, 2007, pursuant to stock options.

(8)	Includes 46,875 shares of Common Stock which Mr. Brissman has the right to acquire within 60 days of September 30, 2007, pursuant to stock options.

(9)	Consists of 3,125 shares of restricted Common Stock which become non-forfeitable on March 15, 2008, 124 shares of Common Stock owned by Mr. Bancroft’s children, and 3,125 shares of Common Stock which Mr. Bancroft has the right to acquire within 60 days of September 30, 2007, pursuant to stock options.

(10)	Consists of Common Stock which Mr. Peterson has the right to acquire within 60 days of September 30, 2007, pursuant to stock options.

(11)	Includes 204,850 shares of Common Stock which constitute all such shares that the executive officers and directors of the Company have the right to acquire within 60 days of September 30, 2007, pursuant to stock options (including the shares of Common Stock which may be acquired as described in the notes above and in the notes under the heading “Principal Stockholders”). Also includes 3,125 shares of restricted Common Stock which become non-forfeitable on March 15, 2008. The number of shares of Common Stock owned beneficially by the executive officers and directors as a group represents 1.02% of the aggregate voting power of the Common Stock and Class B Stock.

(12)	Includes 136,641 shares of Class B Stock which constitute all such shares that the executive officers and directors of the Company have the right to acquire within 60 days of September 30, 2007, pursuant to stock options (including the shares of Class B Stock which may be acquired as described in the notes under the heading “Principal Stockholders”). Also includes 70,000 shares of restricted Class B Stock which become entirely non-forfeitable on December 6, 2010. Does not include shares beneficially owned by the Jaffee Investment Partnership, L.P. For information regarding the shares held by the partnership, see the table under the heading “Principal Stockholders” above and the notes thereto. The number of shares of Class B Stock owned beneficially by the executive officers and directors as a group represents approximately 35.19% of the number of outstanding shares of Class B Stock and approximately 28.04% of the aggregate voting power of the Common Stock and Class B Stock.

(13)	Thomas F. Cofsky is Richard M. Jaffee’s son-in-law.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under SEC rules, our directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock or Class B Stock are required to file reports of their ownership and changes in that ownership with the SEC. Based solely on its review of copies of these reports and representations of the reporting persons, we believe that during the fiscal year ended July 31, 2007, all reportable transactions were reported and all required reports were timely filed with the SEC.

 ATTN: INVESTOR RELATIONS
OIL-DRI CORPORATION OF AMERICA
410 N. MICHIGAN AVE. #400
CHICAGO, IL 60611-4213

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	OILDR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
OIL-DRI CORPORATION OF AMERICA
	Annual Meeting Proxy Card					For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	The Board of Directors recommends a vote FOR each of the listed nominees and FOR the other listed proposals.					All	All	Except
A	Election of Directors
1.	Nominees:					☐	☐	☐
	01 - J. Steven Cole 02 - Arnold W. Donald 03 - Daniel S. Jaffee 04 - Richard M. Jaffee	05 - Joseph C. Miller 06 - Michael A. Nemeroff 07 - Allan H. Selig 08 - Paul E. Suckow								For	Against	Abstain
B	Issues

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for the fiscal year ending July 31, 2008.									☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
C	Authorized Signatures - Sign Below - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

For address changes/comments, please check this box and write them on the back where indicated.					☐
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

Proxy - OIL-DRI CORPORATION OF AMERICA
410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard M. Jaffee, Daniel S. Jaffee and Charles P. Brissman as Proxies, each with the full power to appoint his substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 10, 2007, at the Annual Meeting of Stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, on December 4, 2007, at 9:00 a.m. local time, and any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated October 31, 2007, the receipt of which is acknowledged. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any of the nominees named herein becomes unavailable to serve, and to vote on any other matters which may properly come before the Annual Meeting and any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as independent auditor. This Proxy will be voted with discretionary authority to the Proxies appointed hereby on all other matters that may properly come before the Annual Meeting and any adjournments thereof.

Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)